Exhibit 32

THE HACKETT GROUP, INC

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Hackett Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ted A. Fernandez, Chairman of the Board and Chief Executive Officer, and Robert A. Ramirez, Executive Vice President, Finance and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ted A. Fernandez
Ted A. Fernandez
Chairman of the Board and Chief Executive Officer
November 9, 2016

/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer
November 9, 2016

A signed original of this statement required by Section 906 has been provided to The Hackett Group, Inc. and will be retained by The Hackett Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.